Exhibit 10.14

                              SETTLEMENT AGREEMENT
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      This Settlement Agreement (AGREEMENT) is by and between Robert O. Baratta
("Baratta") and UltraStrip Systems, Inc. ("USSI").

                                   RECITATIONS
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      WHEREAS, USSI has executed and delivered to Baratta a series of twelve
(12) Demand Promissory Notes, in the aggregate principal amount of $368,000 (collectively, the "Demand Notes"), a schedule of the Demand Notes being appended hereto as EXHIBIT "A", and incorporated herein by reference; and

      WHEREAS, USSI has made, executed, and delivered for value to Baratta two
(2) Promissory Notes dated July 11, 2002 and November 19, 2002 in the aggregate principal amount of $30,000 (the "Matured Notes"); and

      WHEREAS, on or about January 11 and 12, 2005, Baratta made demand upon USSI for payment of the Demand Notes and the Matured Notes in the aggregate principal amount of $398,000, plus accrued interest through December 31, 2005 in the amount of $82,908, totaling the aggregate sum of $480,908; and

      WHEREAS, the Demand Notes and the Matured Notes have not been satisfied;
and

      WHEREAS, Baratta entered into an Employment Agreement with USSI on January 1, 2001, for a term of three (3) years, and separated from USSI in 2003; and

      WHEREAS, at the time of Baratta's separation from USSI, Baratta was owed accrued salary, bonus, and reimbursement of approved expenses in the aggregate sum of $532,200.81 (the "Compensation"), said sum having been ratified by USSI, USSI's auditors, and Baratta; and

      WHEREAS, the Compensation remains unpaid and outstanding; and

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      WHEREAS, in consideration of this Agreement and the Promissory Note
Modification and Extension Agreement of even date, USSI shall pay to Baratta the additional amount that he has alleged to be due or to become due in the sum of $371,012.68 (the "Additional Settlement Sum"); and

      WHEREAS, USSI desires for Baratta to forbear from availment of legal remedies, and both Baratta and USSI desire to amicably resolve all matters concerning the outstanding obligations under the Demand Notes, the Matured Notes, the outstanding Compensation, and the disposition of Baratta's USSI Preferred Shares pursuant to the terms and conditions of this Settlement Agreement and in accordance with the Promissory Note Modification, and Extension Agreement, a copy of which is attached hereto as EXHIBIT "B", and incorporated herein by reference.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

                                    COVENANTS
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      1.    The recitations set forth above are true and correct.

      2. USSI shall timely remit all payments due in connection with the extensions of the Matured Notes and the Promissory Note Modification and Extension Agreement (hereinafter the "Note"). All payments shall be delivered to Baratta at 31 S.E. Harbor Point Drive, Stuart, FL 34996, or at such other place as Baratta may, from time to time, designate in writing. Furthermore, all payments made by USSI to Baratta shall first be applied to reduce the principal balance of the Note and thereafter be applied to accrued interest.

      3. USSI shall, upon full execution of this Agreement, pay to Baratta the total sum of $15,000 representing a principal reduction of $7,500 for each Matured Note, together with a one-time payment of Baratta's attorney's fees in the amount of $5,000. After payment of the principal reduction on each of the Matured Notes, USSI will owe a remaining principal balance of $7,500 on each Matured Note plus all accrued interest. USSI shall liquidate and fully satisfy each Matured Note in two
      (2) installment payments, the first installment payment to be made on or before the expiration of ninety (90) days from the date of execution of this Agreement, May 20, 2006, in the aggregate amount of $7,500, plus all

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      accrued interest through the date of payment, and the second installment payment and all outstanding accrued interest to be made on or before the expiration of one hundred and eighty (180) days from the date of execution of this Agreement, August 8, 2006. Interest shall continue to accrue at the Matured Note rate of Northern Trust Bank's prime plus two percent (prime + 2%). In the event that USSI defaults by failing to timely remit any of the installment payments and fails to cure such default as provided in paragraph 5 below, then all payments due under the Matured Notes as extended shall accelerate and become immediately due and payable to Baratta.

      4. Conditioned upon USSI making the aggregate principal reduction payment set forth in paragraph 3 above, Baratta will merge and roll all of the remaining 12 Demand Notes, the outstanding Compensation, and the outstanding accrued dividends on the Preferred Shares into one (1) promissory note in the principal amount of $1,347,870 (the "Note") payable one year from the date of the Note. Interest shall accrue at the rate of Northern Trust Prime plus two (2%) percent (prime + 2%) from January 1, 2006. Interest is payable quarterly on May 13, August 13, and November 13, 2006, and February 13, 2007. The Note shall contain a cross-default provision. In the event that USSI defaults by failing to timely pay the Matured Notes and fails to cure such default as provided in paragraph 5 below, then all payments due under the Note shall accelerate and become immediately due and payable to Baratta.

      5. In the event that USSI defaults by failing to timely deliver payment in good funds as due hereunder, then Baratta shall, as a condition precedent to collection, provide USSI with written notice of default by serving USSI and USSI's counsel, Adam D. Palmer, PA, with written notice via facsimile, after which USSI shall have ten (10) business days within which to cure the default by delivering payment in full to Baratta and/or hand-delivering payment to Baratta's counsel, David A. Carter, Esq. In the event that a prospective default is not timely cured, then Baratta shall be entitled to file with the Court an affidavit of default, together with a verified motion setting forth the facts and circumstances of the default and providing a calculation of the remaining balance due, upon which Baratta shall be entitled to seek immediate entry of a judgment for the remaining amount due through the date of the judgment, less any payments made prior to the entry of the judgment. In the event that Baratta properly moves for entry of a judgment after default and in accordance with this Agreement then USSI shall be deemed to have waived all defenses as to liability except for timely payment hereunder.

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      6.    In consideration of Baratta's extension and modification of the
      Matured and Demand Notes, within ten (10) days of the date of execution of this Agreement, USSI will issue to Baratta a five (5) year warrant for the purchase of up to 1,000,000 shares of UltraStrip common stock at an exercise price of one dollar ($1.00) per share.

      7. USSI releases and covenants never to bring, commence, maintain, make, assert, assist, or prosecute, directly or indirectly, any claim, demand, action, suit, proceeding or cause of action, in law or equity, for damages or other relief against Baratta on behalf of USSI, its officers, directors, or shareholders pertaining to the Matured Notes, the Demand Notes, the Note, the Compensation, or the Preferred Shares.

      8. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The proper venue for any dispute arising out of this Agreement shall be brought in the Circuit Court for Martin County, Florida.

      9. This Agreement shall supersede all prior agreements and understandings between the parties and no waiver or modifications of this Agreement, or any covenant, condition or limitation herein shall be valid unless in writing and duly executed by both parties. In the event of a conflict between the provisions of this Agreement and any other agreement or writing, including, but not limited to the terms of the Note, this Agreement shall control and govern the rights and remedies of the parties.

      10. In making this Agreement, it is understood and agreed that both Baratta and USSI relied wholly upon there own judgment, the judgment of their agents and attorneys, and upon the recitations and covenants contained herein. Each person signing this Agreement hereby represents and warrants his or her full authorization to do so on behalf of the entity for which he or she is signing, and that neither has assigned any claim or claims against the other to any third party. Further, both Baratta and USSI represent and warrant that this Agreement is signed freely, voluntarily and not under any undue pressure or duress of any kind.

      11. No term or condition of this Agreement shall be more strictly or narrowly construed for or against any other party simply because one of the parties acted as scribe in preparing this document.

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      12.   All notices which maybe necessary or proper for either party to give or deliver to the other party shall be sent in a manner providing for proof of delivery and shall be deemed given when received. If given to USSI notice shall be addressed to:

            ULTRASTRIP SYSTEMS, INC.
            3515 SE Lionel Terrace
            Stuart, Florida 34997-8870
            Facsimile: 772-781-4778

      with a copy to:

            ADAM D. PALMER, PA
            Schoeppl and Burke, PA
            4651 North Federal Highway
            Boca Raton, Florida 33431-3121
            FACSIMILE: 561-394-3121

      and if given to Baratta, notice shall be addressed to:

            DR. ROBERT O. BARATTA
            31 S.E. Harbor Point Drive
            Stuart, FL 34996

      with a copy to:

            DAVID A. CARTER, ESQ.
            AKERMAN SENTERFITT
            222 Lakeview Avenue, Suite 400
            West Palm Beach, FL 33401
            FACSIMILE: 561-659-6313

      13. The waiver or modification of any term or condition or the failure to insist on the strict performance of any term or condition in this Agreement shall not void, waive or modify any other terms or condition nor be construed as a waiver or relinquishment of the right to performance of any other terms or conditions in this Agreement. If any provision or part of this Agreement shall be declared illegal, void or unenforceable, it is agreed that the

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      unenforceable provision shall be rewritten in a manner that best serves the mutual intention of the parties and promote the enforceability of this Agreement and all other provisions shall continue in full force and effect.

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      WHEREFORE, the parties do hereby accept and agree to the terms and conditions of this Agreement.

SIGNED:

ROBERT O. BARATTA                           ULTRA STRIP SYSTEMS, INC.

_______________________________             By: ________________________________

Dated: ____________________________         Print Name: ________________________

                                            Print Title: _______________________

                                            Dated: _____________________________

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